Exhibit (e)(5)(xiv)

AMENDMENT NO. 12

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

EQ ADVISORS TRUST – AXA DISTRIBUTORS, LLC – CLASS IA SHARES

AMENDMENT NO. 12 to the Amended and Restated Distribution Agreement (“Amendment No. 12”), dated as of             , 2009, between EQ Advisors Trust, a Delaware business trust (the “Trust”) and AXA Distributors, LLC (the “Distributor”).

The Trust and the Distributor agree to modify and amend the Amended and Restated Distribution Agreement, dated as of July 15, 2002, as amended, between the Trust and the Distributor (the “Agreement”), relating to the Class IA shares. Unless defined herein to the contrary, terms shall have the meaning given to such terms in the Agreement.

1.	New Portfolios. The Trust and the Distributor have determined to add the following New Portfolios to the Agreement on the terms and conditions contained in the Agreement:

AXA Tactical Manager Portfolio 500-I

AXA Tactical Manager Portfolio 500-II

AXA Tactical Manager Portfolio 500-III

AXA Tactical Manager Portfolio 2000-I

AXA Tactical Manager Portfolio 2000-II

AXA Tactical Manager Portfolio 2000-III

AXA Tactical Manager Portfolio 400-I

AXA Tactical Manager Portfolio 400-II

AXA Tactical Manager Portfolio 400-III

AXA Tactical Manager Portfolio International-I

AXA Tactical Manager Portfolio International-II

AXA Tactical Manager Portfolio International-III

(each, a “New Portfolio” and collectively, the “New Portfolios”)

2.	Name Changes. The names of the EQ/AllianceBernstein Common Stock Portfolio, EQ/Franklin Small Cap Value Portfolio, EQ/Franklin Templeton Founding Strategy Portfolio, EQ/Franklin Income Portfolio, EQ/Templeton Growth Portfolio, EQ/Mutual Shares Portfolio, EQ/Van Kampen Emerging Markets Equity Portfolio, EQ/Marsico Focus Portfolio, EQ/Evergreen International Bond Portfolio and AXA Defensive Strategy Portfolio will change to the EQ/Common Stock Index Portfolio, EQ/Franklin Small Cap Value Core, EQ/AXA Franklin Templeton Founding Strategy Core Portfolio, EQ/AXA Franklin Income Core Portfolio, EQ/AXA Templeton Growth Core Portfolio, EQ/AXA Mutual Shares Core Portfolio, EQ/Global Multi-Sector Equity Portfolio, EQ/Focus PLUS Portfolio, EQ/Global Bond PLUS Portfolio and AXA Conservative Strategy Portfolio, respectively.

3.	Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class IA shares is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS HEREOF, the parties have executed and delivered this Amendment No. 12 as of the date first above set forth.

EQ ADVISORS TRUST		AXA DISTRIBUTORS, LLC

By:		By:
Name:	Steven M. Joenk	Name:	James A. Shepherdson
Title:	President and Chief Executive Officer	Title:	Chief Executive Officer

SCHEDULE A

AMENDMENT NO. 12

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

CLASS IA SHARES

AXA Balanced Strategy Portfolio

AXA Growth Strategy Portfolio

AXA Conservative Growth Strategy Portfolio

AXA Conservative Strategy Portfolio (formerly, AXA Defensive Strategy Portfolio)

AXA Moderate Growth Strategy Portfolio

Crossings Conservative Allocation Portfolio

Crossings Conservative-Plus Allocation Portfolio

Crossings Moderate Allocation Portfolio

Crossings Moderate-Plus Allocation Portfolio

Crossings Aggressive Allocation Portfolio

EQ/Common Stock Index (formerly, EQ/AllianceBernstein Common Stock Portfolio)

EQ/AllianceBernstein International Portfolio

EQ/AllianceBernstein Small Cap Growth Portfolio

EQ/Ariel Appreciation II Portfolio

EQ/AXA Rosenberg Value Long/Short Equity Portfolio

EQ/BlackRock Basic Value Equity Portfolio (formerly, EQ/Mercury Basic Value Equity)

EQ/BlackRock International Value Portfolio (formerly, EQ/Mercury International Value)

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian Growth Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Core Bond Index (formerly, EQ/JPMorgan Core Bond Portfolio)

EQ/Davis New York Venture Portfolio

EQ/Equity 500 Index Portfolio

EQ/Global Bond PLUS Portfolio (formerly, EQ/Evergreen International Bond Portfolio)

EQ/Evergreen Omega Portfolio

EQ/AXA Franklin Income Core Portfolio (formerly EQ/Franklin Income Portfolio)

EQ/AXA Franklin Small Cap Value Core Portfolio (formerly, EQ/Franklin Small Cap Value Portfolio)

EQ/AXA Franklin Templeton Founding Strategy Core Portfolio (formerly, EQ/Franklin Templeton Founding Strategy Portfolio)

EQ/Intermediate Government Bond Index Portfolio (formerly, EQ/AllianceBernstein Intermediate Government Securities Portfolio)

EQ/International ETF Portfolio

EQ/International Core PLUS Portfolio (formerly, MarketPLUS International Core Portfolio)

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core PLUS Portfolio (formerly, MarketPLUS Large Cap Core Portfolio)

EQ/Large Cap Growth Index Portfolio (formerly, EQ/AllianceBernstein Large Cap Growth Portfolio)

EQ/Large Cap Growth PLUS Portfolio (formerly, MarketPLUS Large Cap Growth Portfolio)

EQ/Large Cap Value Index Portfolio (formerly, EQ/Legg Mason Value Equity Portfolio)

EQ/Large Cap Value PLUS Portfolio (formerly, EQ/AllianceBernstein Value Portfolio)

EQ/Lord Abbett Growth and Income Portfolio

EQ/Lord Abbett Large Cap Core Portfolio

EQ/Lord Abbett Mid Cap Value Portfolio

EQ/ Focus PLUS Portfolio (formerly, EQ/Marsico Focus Portfolio

EQ/Mid Cap Index Portfolio (formerly, EQ/FI Mid Cap Portfolio)

EQ/Mid Cap Value PLUS Portfolio (formerly, MarketPLUS Mid Cap Value Portfolio)

EQ/Money Market Portfolio

EQ/AXA Mutual Shares Core Portfolio (formerly, EQ/Mutual Shares Portfolio)

EQ/Oppenheimer Global Portfolio

EQ/Oppenheimer Main Street Opportunity Portfolio

EQ/Oppenheimer Main Street Small Cap Portfolio

EQ/Quality Bond PLUS Portfolio (formerly, EQ/AllianceBernstein Quality Bond Portfolio)

EQ/Small Company Index Portfolio

EQ/AXA Templeton Growth Core Portfolio (formerly, EQ/Templeton Growth Portfolio)

EQ/Van Kampen Comstock Portfolio

EQ/Global Multi-Sector Equity Portfolio (formerly, EQ/Van Kampen Emerging Markets Equity Portfolio)

EQ/Van Kampen Mid Cap Growth Portfolio

EQ/Van Kampen Real Estate Portfolio

AXA Tactical Manager 500 Portfolio-I

AXA Tactical Manager 500 Portfolio-II

AXA Tactical Manager 500 Portfolio-III

AXA Tactical Manager 2000 Portfolio-I

AXA Tactical Manager 2000 Portfolio-II

AXA Tactical Manager 2000 Portfolio-III

AXA Tactical Manager 400 Portfolio-I

AXA Tactical Manager 400 Portfolio-II

AXA Tactical Manager 400 Portfolio-III

AXA Tactical Manager International Portfolio-I

AXA Tactical Manager International Portfolio-II

AXA Tactical Manager International Portfolio-III